UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – December 17, 2010

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA	19341-0645
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Material Definitive Agreement.

On December 17, 2010, in anticipation of the expiration of our current headquarters lease, we entered into a build-to-suit lease agreement (Lease) with 530 Regency Drive Associates, L.P., (Landlord) for the construction of a new global headquarters building in Eagleview Corporate Center in Exton, Pennsylvania.  The new building will be approximately two miles from our current headquarters in Lionville, Pennsylvania.  Under the Lease, the Landlord will construct, furnish and equip our global headquarters consisting of approximately 130,000 rentable square feet of office space and approximately 41,000 rentable square feet of laboratory and research space.

The Lease term will commence on the later of: (i) January 16, 2013, and (ii) 30 days after substantial completion of the building and the tenant improvements.  The Lease term will expire 15 years after the commencement date, unless terminated earlier in accordance with the Lease.  We have options to extend the Lease for two additional terms for a total of 10 years.  The first optional renewal term will be between three and seven years as determined by us.  The second optional renewal term will equal 10 years less the number of years we elected to exercise in the first renewal term.  We also have the option to purchase the building and a right of first offer to lease space in certain other buildings located in the Eagleview Corporate Center, each as more specifically set forth in the Lease.

Base rent under the Lease will be equal to the product of the total project costs multiplied by a lease factor as determined in accordance with the Lease.  We expect the annual base rent in 2013 to be approximately $4.0 million, including certain tenant improvements which may be funded by the Landlord.  The Lease is a “full service lease” which means that all building management, operations and repairs are performed by the Landlord, with the costs of those services being reimbursed by us through monthly operating expense payments as set forth in the Lease. In addition to base rent and monthly operating costs, we will be responsible for certain other costs and charges specified in the Lease, including insurance costs and taxes.

If the Landlord fails to substantially complete the base building work and the laboratory space by May 4, 2012, or if the Landlord fails to substantially complete the entire building by December 1, 2012, the Landlord shall be responsible for certain damages.

This summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, a copy of which is filed as Exhibit 10.1 to this Report, and is incorporated into this Item 1.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10.1	Lease Agreement by and between 530 Regency Drive Associates, L.P., and West Pharmaceutical Services, Inc. dated December 17, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III, Vice President, General
Counsel and Secretary

December 22, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease Agreement by and between 530 Regency Drive Associates, L.P., and West Pharmaceutical Services, Inc. dated December 17, 2010.